Exhibit 4.03

THIS DEBENTURE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH DEBENTURE NOR ANY INTEREST HEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT HERETO IS EFFECTIVE UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR (2) THE COMPANY RECEIVES AN OPINION OF COUNSEL TO THE HOLDER OF SUCH SECURITIES, WHICH COUNSEL AND OPINION ARE REASONABLY SATISFACTORY TO THE COMPANY, THAT SUCH SECURITIES MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR TRANSFERRED IN THE MANNER CONTEMPLATED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR APPLICABLE STATE SECURITIES LAWS. ANY EXERCISE OR CONVERSION OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SUBJECT TO CONDITIONS SET FORTH IN ARTICLE III OF THE SECURITIES PURCHASE AGREEMENT BETWEEN THE COMPANY AND THE ORIGINAL HOLDER HEREOF.



No.  _                                                             $[000000.00]

        8% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE DUE OCTOBER 31, 2004


THIS 8% SENIOR SUBORDINATED CONVERTIBLE DEBENTURE is one of a duly authorized issue of Debentures of TrackPower, Inc. a corporation duly incorporated under the laws of Wyoming and having its principal address at 67 Wall Street, Suite 2411, New York, NY 10005 (the "Company"), designated as its 8% Senior Subordinated Convertible Debentures due October 31, 2004 in an aggregate principal amount not exceeding Five Million U.S. Dollars (U.S. $5,000,000) (the "Debentures").

      FOR VALUE RECEIVED, the Company promises to pay to the order of [NAME] having an address at [ADDRESS], the holder hereof, or its registered assigns (the "Holder"), the principal sum of [DOLLAR AMOUNT] United States Dollars (U.S. $[00000000]) on October 31, 2004 (the "Maturity Date") and to pay interest on the principal sum outstanding under this Debenture, at the rate of 8% per annum. Interest shall be payable in arrears annually on October 31st of each year, commencing on October 31, 2000 (each such date, an "Interest Payment Date") and on the Maturity Date. Interest shall be calculated based on a 360 day year. Interest shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of original issuance and shall continue until the following Interest Payment Date. The interest so payable will be paid to the person in whose name this Debenture is registered on the records of the Company regarding registration and transfers of the Debentures (the "Debenture Register") at the close of business on the record date for interest payable on such Interest Payment Date; provided, however, that the Company's obligation to a permitted transferee of this Debenture arises only if the transfer, sale or other disposition is made in accordance with the terms and conditions of the Securities Purchase Agreement between the Company and the original holder hereof, a copy of which is attached hereto (as amended from time to time and in effect, the "Securities Purchase Agreement"). The record date for any interest payment is the close of business on the date fifteen days prior to the Interest Payment Date, unless such date shall not be a business day, in which case on the next preceding business day. The Company shall be entitled to withhold from all payments of interest on this Debenture any amounts required to be withheld under the applicable provisions of the United States or Canadian income tax laws as evidenced by an opinion of counsel of the Company.

      The principal and interest of this Debenture are payable in United States Dollars at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time.

      This Debenture is subject to the following additional provisions:

      1. Subordination to Senior Indebtedness. The Company covenants and agrees, and each holder of Debentures, by his acceptance thereof, likewise covenants and agrees, that the indebtedness evidenced by the Debentures, including the principal of and interest thereon, shall be subordinate and subject in right of payment, to the extent and in the manner hereinafter set forth, to the prior payment in full of all Senior Indebtedness of the Company, whether now outstanding or hereinafter incurred, and each holder of Debentures, by his acceptance thereof, agrees to and shall be bound by the provisions of this Paragraph 1.

            (a) "Senior Indebtedness" shall mean the principal of and premium, if any, on and interest on any indebtedness of the Company, and any indebtedness of another entity for the payment of which the Company is at the time of determination responsible or liable as guarantor or otherwise, which indebtedness in either case is for money borrowed from a bank or other unrelated lending institution.

            (b) Upon any distribution of the assets of the Company upon any dissolution, winding up or total liquidation or reorganization relative to the Company or to its property (whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshaling of the assets and liabilities of the Company or otherwise),

            (i) all principal of (premium, if any) and interest on all Senior Indebtedness (including interest thereon accruing after the commencement of any bankruptcy or insolvency proceedings) shall first be paid in full, or provision made for such payment in cash, before any payment is made on account of the principal of or interest on the Debentures;

            (ii) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures to which the holders of the Debentures would be entitled except for the provisions of this Paragraph 1, shall be paid or delivered by the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution directly to the holders of Senior Indebtedness, or their representative or representatives or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

          The Company shall give prompt written notice to the holders of the Debentures of any dissolution, winding up, total liquidation or reorganization of the Company within the meaning of this Paragraph 1(b). Upon any payment or distribution of assets of the Company referred to in this Paragraph 1(b), the holders of the Debentures shall be entitled to rely upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors or other liquidating agent making such payment or distribution, delivered to the holders of the Debentures, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Paragraph 1(b).

            (c) No direct or indirect payment (in cash, property, securities, by set-off or otherwise) shall be made or agreed to be made on account of the principal of the Debentures, or interest thereon, or in respect of any redemption, retirement, purchase or other acquisition of any of the Debentures, and no holder of any Debentures shall be entitled to demand or receive any such payment (i) if, or to the extent, such payment is restricted by any Senior Indebtedness or under any agreement or indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued or (ii) if at the time of such payment or after giving effect thereto there shall have occurred and be continuing any event of default under any Senior Indebtedness or under any agreement or indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued and the maturity of such Senior Indebtedness shall have been accelerated as a result of such default.

            (d) In the event that any direct or indirect payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (other than securities of the Company as reorganized or readjusted or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment the payment of which is subordinate, at least to the extent provided in this Paragraph 1 with respect to the Debentures, to the payment of all Senior Indebtedness, provided that the rights of the holders of Senior Indebtedness at the time outstanding are not altered by such reorganization or readjustment) on account of the indebtedness evidenced by the Debentures shall be received by the holders of the Debentures in contravention of Paragraphs 1(b) or 1(c) before all Senior Indebtedness is paid in full, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of such Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any such Senior Indebtedness may have been issued, pro rata, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all such Senior Indebtedness after giving effect to any concurrent payment or distribution, or provision therefor in cash, to the holders of such Senior Indebtedness.

            (e) After all Senior Indebtedness is paid in full, the holders of the Debentures shall be subrogated to the rights of the holders of Senior Indebtedness to receive payments or distributions of assets of the Company made on the Senior Indebtedness until the Debentures and interest shall be paid in full, and for purposes of such subrogation, no such payments or distributions to the holders of Senior Indebtedness of cash, property or securities, which otherwise would be payable or distributable to the holders of the Debentures, shall, as between the Company, its creditors other than the holders of Senior Indebtedness, and the holders of the Debentures, be deemed to be a payment by the Company to or on account of Senior Indebtedness, it being understood that the provisions of this Paragraph 1 are and are intended solely for the purpose of defining the relative rights of the holders of the Debentures, on the one hand, and the holders of Senior Indebtedness, on the other hand.

            (f) Nothing contained in this Paragraph 1 or elsewhere in this Debenture or in the Purchase Agreement is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Indebtedness and the holders of the Debentures, the obligation of the Company, which is absolute and unconditional, to pay to the holders of the Debentures the principal of the Debentures and interest thereon, as and when the same shall become due and payable in accordance with their terms, or to affect the relative rights of the holders of the Debentures and creditors of the Company other than the holders of Senior Indebtedness, nor shall anything herein or therein prevent the holder of any Debentures from exercising all remedies otherwise permitted by applicable law upon default under this Debenture, subject to the rights, if any, under this Paragraph 1 of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

      2. Transfers. This Debenture has been issued subject to investment representations of the original purchaser hereof and may be transferred or exchanged in the United States only (a) in compliance with the Securities Act of 1933, as amended (the "Act") and applicable state securities laws, (b) as expressly permitted by the Securities Purchase Agreement, and (c) in accordance with other applicable provisions hereof. Prior to due presentment for transfer of this Debenture, the Company may treat the person in whose name this Debenture is duly registered on the Company's Debenture Register as the owner hereof for the purpose of receiving payment as herein provided and all other purposes, whether or not this Debenture is then overdue, and the Company shall not be affected by notice to the contrary.

      3. Definitions. For purposes hereof, the following terms shall have the following meanings:

            "Ceiling" shall mean an amount that is equal to 110% of the Market Price for one share of Common Stock on the day immediately preceding the Closing Date; provided, however, that the Ceiling shall increase by an additional $0.50 on each of the second and the third anniversaries of the Closing Date.

            "Change of Control" shall mean (A) the merger or consolidation of the Company into or with another corporation, partnership, joint venture, trust or other entity or the merger or consolidation of any other corporation into or with the Company (in either case, in which consolidation or merger the stockholders of the Company receive distributions of cash or securities as a result of such consolidation or merger in complete exchange for their shares of capital stock of the Company), (B) the sale or other disposition of all or substantially all the assets of the Company (unless, in either case, upon consummation of such sale or other disposition of assets in exchange for equity Securities (and specifically excluding sales or other dispositions for cash), the holders of voting securities of the Company immediately prior to such transaction continue to own directly or indirectly, by virtue of securities issued solely with respect to their shares of capital stock of the Company, not less than a majority of the voting power of the surviving corporation).

            "Closing Date" shall mean the date of original issuance of this Debenture.

            "Common Stock" shall mean the common shares, par value $.0001, of the Company.

            "Conversion Deficiency" shall have the meaning set forth in Paragraph 8(b).

            "Conversion Notice" shall have the meaning set forth in Paragraph
4(c)

            "Conversion Rate" shall have the meaning set forth in Paragraph
4(b).

            "Equity Offerings" shall mean the issuance or sale by the Company of any Common Stock or securities which are convertible into or exchangeable for Common Stock, or any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any such convertible or exchangeable securities (other than shares or options issued or which may be issued pursuant to the Company's employee or director option plans or shares issued upon exercise of options, warrants or rights outstanding on the Closing Date and listed in the Company's filings with the Securities and Exchange Commission ("SEC")).

            "Event of Default" shall have the meaning set forth in Paragraph 15.

            "Forced Conversion Date" shall have the meaning set forth in Paragraph 4(c)(ii).

            "Forced Conversion Notice" shall have the meaning set forth in Paragraph 4(c)(ii).

            "Holder Conversion Date" shall have the meaning set forth in Paragraph 4(c)(i).

            "Market Price" shall mean, as of any relevant date, the lowest sales price of one share of Common Stock as quoted in the over-the-counter market on the pink sheets or bulletin board, as reported by Bloomberg Financial Markets.

            "Minimum Number of Shares" shall mean, at any time, the sum of (i) the number of shares of Common Stock issued prior to such time upon conversion of all or any part of the Debentures, plus (ii) the number of shares (as may be adjusted in accordance with the terms hereof) of Common Stock issuable at such time upon conversion of the Debentures (without giving effect to any applicable conversion restrictions), minus (iii) the number of shares of Common Stock described in clause (i) above that have been sold prior to such time by the Holders pursuant to a registration statement or Rule 144.

            "Outstanding Amount" shall mean the principal sum outstanding under this Debenture and all accrued but unpaid interest thereon.

            "Person" shall mean an individual, partnership, venture, unincorporated association, organization, syndicate, corporation, limited liability company, or other entity, trust and trustee, executor, administrator or other legal or personal representative or any government or any agency or political subdivision thereof.

            "Redemption Date" shall have the meaning set forth in Paragraph
5(a).

            "Redemption Debentures" shall have the meaning set forth in Paragraph 5(c).

            "Redemption Price" shall have the meaning set forth in Paragraph
5(b).

            "Warrants" shall have the meaning set forth in Paragraph 4(b).

            Other terms defined in the Securities Purchase Agreement and not otherwise defined herein shall have the same meanings herein as are set forth for such terms in the Securities Purchase Agreement.

      4. Conversion. This Debenture is subject to conversion as follows:

            (a) (i) Holder's Right to Convert. This Debenture shall be convertible at any time and from time to time after the Closing Date, in whole or in part, at the option of the Holder hereof, into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants.

                  (ii) Company's Right to Force Conversion. (A) The Company may require conversion of all or any part of the Outstanding Amount of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that

                        (1) the average closing price per share of Common Stock for the five (5) trading days immediately preceding the delivery of the Forced Conversion Notice shall have been greater than or equal to 120% of the Ceiling;

                        (2) (A) no Event of Default as specified in Section 15(b), (c), (d), (e), or (f) shall have occurred and be continuing prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 15(a) shall have occurred and be continuing as of the Forced Conversion Date;

                        (3) no Conversion Deficiency shall have occurred prior to the Forced Conversion Date; and

                        (4) any such required conversion shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

            (B) Notwithstanding clause (A) of this Paragraph 4(a)(ii), after the second anniversary of the Closing Date, the Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that

                        (1) (A) no Event of Default as specified in Section 15(b), (c), (d), (e), or (f) shall have occurred and be continuing prior to the Forced Conversion Date and (B) no Event of Default as specified in Section 15(a) shall have occurred and be continuing as of the Forced Conversion Date;

                        (2) no Conversion Deficiency shall have occurred prior to the Forced Conversion Date; and

                        (3) any such required conversion shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Debentures held by each Holder.

            (C) The Company may require conversion of all or any part of this Debenture from time to time into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants; provided, that there is a Change of Control.

                  (iii) Automatic Conversion. At the Maturity Date, the Outstanding Amount of this Debenture plus any unpaid charges or amounts shall automatically be converted into fully paid, validly issued and nonassessable shares of Common Stock and fully paid, validly issued and nonassessable Warrants, and, except for the Holder's right to receive the Common Stock into which this Debenture is automatically so converted, and except for any portion of this Debenture which cannot be converted because of the limitations contained in Paragraph 8(b), this Debenture shall be deemed to have been canceled whether or not surrendered upon such automatic conversion.

                  (iv) Accrued But Unpaid Interest. Notwithstanding anything in this Debenture to the contrary, the Outstanding Amount of this Debenture on any Holder Conversion Date or any Forced Conversion Date, as the case may be, shall include, without limitation, all accrued but unpaid interest under this Debenture through such date.

            (b) Conversion Price for Holder Converted Shares. The Outstanding Amount of this Debenture shall be convertible into the number of validly issued, fully paid and non-assessable shares of Common Stock determined by dividing the aggregate amount of the Debenture being converted by $0.50, as adjusted pursuant to Section 6. Upon conversion, each share of Common Stock will be accompanied by one three-year warrant, substantially in the form of Exhibit C hereto, to purchase a share of Common Stock for the purchase price of $0.75 per share, as adjusted, before such conversion, pursuant to Section 6 (the "Warrants").

      The number of shares of Common Stock, and number of Warrants to purchase Common Stock, into which the Outstanding Amount of this Debenture may be converted pursuant to this paragraph is herein referred to as the "Conversion Rate."

            (c) (i) Mechanics of Conversion by Holder. In order to convert this Debenture (in whole or in part) into shares of Common Stock and Warrants, the Holder shall surrender this Debenture, duly endorsed, by overnight courier, to the Company, and, in case of any conversion pursuant to Paragraph 4(a)(i), shall give written notice in the form of Exhibit A hereto (the "Conversion Notice") by facsimile (with the original of such notice forwarded with the foregoing courier) to the Company that the Holder elects to convert all or the portion of the Outstanding Amount of this Debenture specified therein, which notice and election shall be irrevocable by the Holder unless the Company shall default in or fail to fulfill any or all of its obligations arising hereunder or otherwise by reason of such notice or election, in which case, in addition to and not in lieu of any and all other rights and remedies to which the Holder may thereby be and become entitled, such notice and election, by further notice to the Company may be revoked and rescinded at the election of the Holder exercised in its sole discretion; provided, however, that the Company shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon conversion unless this Debenture with evidence of the principal amount hereof to be converted is delivered to the Company as provided above; and provided, further, that each Conversion Notice shall provide for the Holder's election to convert either (A) at least $2,500 of the Outstanding Amount of this Debenture, or (B) if such Outstanding Amount shall then be less than $7,500, the entire Outstanding Amount. The date on which a Conversion Notice is given (the "Holder Conversion Date") shall be deemed to be the date the Company received by facsimile the Conversion Notice, as evidenced by a printed confirmation of receipt received by the Holder and confirmed by telephone conference between the Holder and the Company. Upon receipt of any Conversion Notice, the Company shall immediately verify the Holder's calculation of the Conversion Rate. Unless the Company objects, in writing, to the Holder's calculation within four (4) business days after the Holder Conversion Date, the Company will be deemed to have accepted such calculation.

                  (ii) Mechanics of Forced Conversion by Company. In order to require conversion of this Debenture pursuant to Paragraph 4(a)(ii) or 4(a)(iii), the Company shall give written notice in the form of Exhibit B hereto, appropriately completed (the "Forced Conversion Notice"), by facsimile (with the original of such notice forwarded by overnight courier) to each Holder of Debentures. Such Forced Conversion Notice shall state that the Company elects to force conversion of all or a specified portion of the Outstanding Amount of the Debentures of each Holder, which notice and election shall be irrevocable by the Company and shall be delivered at least 10 trading days prior to the date of conversion specified in the Forced Conversion Notice (the "Forced Conversion Date"). Each Holder will, within two business days after the Forced Conversion Date, to the extent the Debenture has not been converted by such Holder prior to the Forced Conversion Date, deliver such Debenture evidencing the Outstanding Amount of such Debenture to be converted to the Company, duly endorsed, by overnight courier. Notwithstanding anything herein to the contrary, any Holder may convert any portion of its Debentures prior to the Forced Conversion Date.

                  (iii) Issuance of Certificates. In the case of any Conversion Notice given by the Holder or any Forced Conversion Notice given by the Company, the Company shall use reasonable commercial efforts to cause the Company's transfer agent for the Common Stock to issue and deliver as promptly as practicable to such Holder or to its designee, a certificate or certificates for the number of shares of Common Stock to which the Holder shall be entitled, together with a Debenture for the principal amount not submitted for conversion or forced to convert, as the case may be. The person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Holder Conversion Date or the Forced Conversion Date, as the case may be.

      5. Redemption.

            (a) Company Option To Redeem. Any portion of this Debenture may be redeemed at the Company's option expressed by a written notice (a "Redemption Notice") to the Holder; provided that

                  (i) the average closing price per share of Common Stock for five (5) trading days immediately preceding the delivery of the Redemption Notice shall have been less than $0.48 per share, such price to be proportionately adjusted in the event of a subdivision, split-up, spin-off or combination in accordance with Section 6;

                  (ii) the Redemption Notice delivered by the Company shall be received by the Holder at least ten (10) trading days (but not more than forty
(40) trading days) prior to the date (the "Redemption Date") of redemption;

                  (iii) on the date of the Redemption Notice, the Company shall not be prohibited under the terms of any financing or other agreements or applicable law from redeeming the Debentures on the Redemption Date; and

                  (iv) no Conversion Deficiency, as defined in Paragraph 8(b), shall have occurred prior to the Redemption Date; or

                  (v) notwithstanding clauses (i) - (iv) of this paragraph 5(a), there is a Change of Control.

            (b) Redemption Price. The redemption price for the portion of this Debenture being redeemed shall equal the Outstanding Amount of this Debenture being so redeemed, plus all late payment charges and all other amounts accrued, if any, under this Debenture and not previously paid (the "Redemption Price"). The Redemption Price shall be payable in cash in United States Dollars.

            (c) Mechanics of Redemption. If less than all of the Outstanding Amount of Debentures are to be redeemed at any time, selection of Debentures for redemption will be made by the Company on a pro rata basis. In the event the Company shall be required or elects to redeem any part or all of the Outstanding Amount of the Debentures, the Company shall send by facsimile (with the original of such notice forwarded by overnight courier) confirmation of such determination or obligation to the record Holders of the Debentures being redeemed (the "Redemption Debentures"), which confirmation shall be included in the Redemption Notice. Such confirmation shall specify the Redemption Date, which shall be at least 20 trading days

(but not more than 40 trading days) after receipt by the Holder of the Redemption Notice, as applicable. On the Redemption Date, the Redemption Debentures shall be redeemed automatically without any further action by the Holders of such Debentures and whether or not the Debentures are surrendered to the Company (but only to the extent that the Company complies with its obligation to pay the Redemption Price therefor); provided, that the Company shall be obligated to pay the cash consideration due to a Holder of such Debentures upon redemption when such Debentures are delivered to the principal office of the Company. Thereupon, there shall be promptly issued and delivered to such Holder, within seven (7) business days after the Redemption Date and delivery to the Company of such Debentures at the address of such Holder on the books of the Company, payment in immediately available funds to the name as shown on the books of the Company in the amount of the Redemption Price as calculated as set forth in Paragraph 5(b). If the Company shall not have the funds available to pay the aggregate Redemption Price of all Redemption Debentures, then, without limiting the Company's obligation to redeem all Redemption Debentures, such redemption shall be made from each Holder, pro rata according to the portion of the total Outstanding Amount of all Redemption Debentures then held by each Holder and the Company shall not be permitted to require any further redemption in accordance with Paragraph 5(a).

      Notwithstanding anything to the contrary contained herein, the Holders' rights of conversion pursuant to Paragraph 4 hereof shall not be limited in any manner by the Company's rights of redemption pursuant to this Paragraph 5.

      6. Stock Splits, Dividends, Reorganizations.

            (a) Stock Splits. After the date hereof, in case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by stock dividend, stock split or otherwise, the Conversion Rate in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock and Warrants convertible shall be proportionately increased. In case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Conversion Rate in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock and Warrants convertible hereunder shall be proportionately reduced.

            (b) Reclassifications. After the date hereof, in case of any reclassification or change in the outstanding shares of Common Stock (except under the circumstances contemplated in Paragraph 6(a)), or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another person or entity of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing person or entity that the Holder shall have the right, upon conversion of this Debenture, at a Conversion Rate in effect immediately prior to such reclassification, change, consolidation, merger, sale or conveyance for the number of shares of Common Stock and number of Warrants that but for such transaction would have been received upon conversion hereunder, to receive the kind and amount of stock and other securities and property receivable in such transaction by a holder of such number of shares.

                  (c) No Other Antidilution Rights. Except as expressly set forth herein, the Holder shall not be entitled to any anti-dilution rights with respect to either (i) the number and kind of shares subject to this Debenture or
(ii) the Conversion Rate.

      7. Fractional Shares. No fractional shares of Common Stock or scrip representing fractional shares of Common Stock shall be issuable hereunder. The number of shares of Common Stock that are issuable upon any conversion shall be rounded down to the nearest whole share.

      8. Reservation of Stock Issuable Upon Conversion.

            (a) Reservation Requirement. The Company has reserved and the Company shall continue to reserve and keep available at all times, free of preemptive rights, shares of Common Stock for the purpose of enabling the Company to satisfy any obligation to issue shares of its Common Stock upon conversion of the Debentures. The number of shares so reserved may be reduced by the number of shares actually delivered pursuant to conversion of Debentures (provided that in no event shall the number of shares so reserved be less than the Minimum Number of Shares applicable to any Debenture) and the number of shares so reserved shall be increased or decreased proportionally to reflect stock splits, stock dividends and other distributions. In the event that the number of shares so reserved (either in the aggregate or as to any Debenture) shall be insufficient for issuance upon conversion of the Debentures (without giving effect to an applicable conversion restrictions), or if the Holders of the Debentures would at any time upon conversion thereof be entitled to the issuance of shares of Common Stock in excess of the limitation in Paragraph 8(b) herein, then in either case, upon receipt by the Company of notice from any Holder, the Company shall use its best efforts and all due diligence to increase the number of shares so reserved (without giving effect to any applicable conversion restrictions) to cure all such deficiencies (either in the aggregate or as to any Debenture) and, if necessary, to obtain the approval by its shareholders therefor.

            (b) Conversion Deficiency. If, upon receipt of a Conversion Notice, the Company does not have a sufficient number of shares of Common Stock available to satisfy the Company's obligations to issue Common Stock upon conversion of all or any of the Debentures to be so converted (a "Conversion Deficiency"), any Holder of the Debentures shall have the right to demand from the Company immediate redemption of any portion of the Debentures with respect to which the Company does not have a sufficient number of shares available to satisfy such conversion obligations, in cash at the Redemption Price pursuant to Paragraph 6 hereof, without regard to Paragraph 5(c) hereof. Within three business days of the occurrence of any Conversion Deficiency, the Company shall notify each Holder in writing of such occurrence.

      Within three business days of the receipt of written demand for redemption from any Holder pursuant to this Paragraph 8(b), the Company shall notify each such Holder whether such redemption is prohibited under the terms of any financing or other agreements or applicable law.

      9. Other Covenants of the Company.

            The Company shall not redeem (other than pursuant to Paragraph 5), retire, purchase or otherwise acquire, directly or indirectly, Debentures held by any holder unless the

Company shall have offered to redeem, retire, purchase or otherwise acquire, as the case may be, the same proportion of the aggregate principal amount of Debentures held by each other holder of Debentures at the time outstanding upon the same terms and conditions and such offer shall remain open for a period of at least twenty (20) business days.

      10. Holder's Acknowledgements. Holder acknowledges and agrees to the following:

            (a) This Debenture will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration. This Debenture may not be sold, transferred or assigned by the Holder, in whole or in part, without the consent of the Company except in accordance with the terms described herein. The Common Stock and Warrants receivable upon conversion hereof may not be sold, transferred, assigned or otherwise disposed of without an effective registration statement covering the Common Stock and/or Warrants under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act and applicable state securities laws.

            (b) There are restrictions imposed by law upon the transfer of and resale of such Common Stock and Warrants and the Holder may be required to hold such shares of Common Stock and such Warrants for a long period of time unless such shares and/or Warrants are subsequently registered under the Act and applicable state securities laws, or an exemption from such registration is available.

            (c) A legend in substantially the following form shall be placed on the certificates for shares of Common Stock and for Warrants purchased upon exercise of this Debenture:

                        The securities represented by this certificate have not
            been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws. Hedging transactions involving the securities represented by this certificate may not be conducted unless in compliance with the Act.

            (d) The Holder shall have no rights as a stockholder with respect to any shares of Common Stock receivable upon conversion of this Debenture until the date of issuance of a certificate for the Common Stock so received in accordance with the terms hereof. Except as expressly set forth herein, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

            11. Representations of the Holder. (a) Each Holder (as to itself only) represents and warrants to the Company that:

                  (i) this Debenture, the Warrants and the shares of Common Stock receivable upon conversion hereunder are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                  (ii) such Holder is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

            (b) Each Holder further represents that the execution, delivery, and performance of this Debenture is within such Holder's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Debenture constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

            (c) If such Holder is an individual, such Holder's principal place of residence is in the state or other jurisdiction so designated in Section 20 herein, and if such Holder is not an individual, such Holder's principal place of business is in the state or other jurisdiction so designated in Section 20 herein.

            (d) Each Holder acknowledges that he has received all documents and information relating to an investment in the Debenture, the Warrants and the Common Stock requested by or on behalf of such Holder, including such information relating to the Company as such Holder has deemed appropriate in making a decision to invest in the Debenture, the Warrants and the Common Stock.

      12. Obligations Absolute. No provision of this Debenture, other than those provisions relating to the conversion of the Debentures shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and interest on, this Debenture at the time, place and rate, and in the manner, herein prescribed.

      13. Waivers of Demand, Etc. The Company hereby expressly waives demand and presentment for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, notice of intent to accelerate, prior notice of bringing of suit and diligence in taking any action to collect amounts called for hereunder and will be directly and primarily liable for the payments of all sums owing and to be owing hereon, regardless of and without any notice (except as required by law), diligence, act or omission as or with respect to the collection of any amount called for hereunder.

      14. Replacement Debentures. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Debenture, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Debenture, if mutilated, the Company will make and deliver a replacement Debenture of like tenor, in lieu of this Debenture. Further, if the Holder of this Debenture exercises the conversion rights granted hereunder in part but not in whole, the Company agrees that it will deliver to the Holder a replacement Debenture which will entitle the Holder thereof to convert this Debenture into the number of shares of Common Stock that remain as yet unconverted under this Debenture on the terms and conditions set forth herein.

      15. Defaults. If one or more of the following events hereinafter called "Events of Default") shall occur:

            (a) The Company shall fail to perform or observe any material covenant or agreement in the Securities Purchase Agreement or any other covenant, term, provision, condition, agreement or obligation of the Company under this Debenture, and such failure shall continue uncured for a period of twenty (20) business days after notice from the Holder of such failure; or

            (b) The Company shall fail to make any payments of principal or interest when due under this Debenture or upon redemption of this Debenture when due or fail to issue shares of Common Stock upon conversion of this Debenture (other than in accordance with the terms of this Debenture), and such failure shall continue uncured for a period of five (5) business days after notice from the Holder of such failure; or

            (c) The Company shall (i) become insolvent; (ii) admit in writing its inability to pay its debts generally as they mature; (iii) make a general assignment for the benefit of creditors or commence proceedings for its dissolution; or (iv) apply for or consent to the appointment of a trustee, liquidator or receiver for it or for a substantial part of its property or business; or

            (d) A trustee, liquidator or receiver shall be appointed for the Company or for a substantial part of its property or business without its consent and shall not be discharged within sixty
                  (60) days after such appointment; or

            (e) Any governmental agency or any court of competent jurisdiction shall assume custody or control of the whole or any substantial portion of the properties or assets of the Company and shall not be dismissed within sixty (60) days thereafter; or

            (f) Bankruptcy, reorganization, insolvency or liquidation proceedings or other proceedings, or relief under any bankruptcy law or any law for the relief of debt, shall be instituted by or against the Company and, if instituted against the Company, shall not be dismissed within sixty (60) days after such institution, or the Company shall by any action or answer approve of, consent to, or acquiesce in any such proceedings or admit to any material allegations of, or default in answering a petition filed in, any such proceeding;

then, or at any time thereafter prior to the date on which all continuing Events of Default have been cured, and in each and every such case, unless such Event of Default shall have been waived in writing by the Holder (which waiver shall not be deemed to be a waiver of any subsequent default) at the option of the Holder and in the Holder's sole discretion, the Holder may, by notice to the Company declare this Debenture immediately due and payable, and the Holder may immediately, and without expiration of any period of grace, enforce any and all of the Holder's rights and remedies provided herein or any other rights or remedies afforded by law. In such event, the Debenture shall be redeemed at a redemption price per Debenture equal to the redemption price provided in Paragraph 5(b).

      16. Savings Clause. In case any provision of this Debenture is held by a court of competent jurisdiction to be excessive in scope or otherwise invalid or unenforceable, such provision shall be adjusted rather than voided, if possible, so that it is enforceable to the maximum extent possible, and the validity and enforceability of the remaining provisions of this Debenture will not in any way be affected or impaired thereby.

      17. Entire Agreement. This Debenture and the agreements referred to in this Debenture constitute the full and entire understanding and agreement between the Company and the Holder with respect to the subject hereof. Neither this Debenture nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the Company and two-thirds-in-interest of the Holders.

      18. Assignment Etc. The Holder may, subject to compliance with the Securities Purchase Agreement, without notice, transfer or assign this Debenture or any interest herein (but in no event in an amount less than $2,500 in Outstanding Amount or, if less than $7,500 the total Outstanding Amount hereof); provided, however, that the Holder will furnish the Company with an opinion of counsel to the effect that such assignment or transfer is exempt from the registration requirements under the Securities Act. Each such assignee or transferee shall have all of the rights and obligations of, the Holder under this Debenture. The Company agrees that, subject to compliance with the Securities Purchase Agreement, after receipt by the Company of written notice of assignment from the Holder or from the Holders' assignee, all principal, interest, and other amounts which are then due and thereafter become due under this Debenture shall be paid to such assignee at the place of payment designated in such notice. This Debenture shall be binding upon the Company and its successors and shall inure to the benefit of the Holder and its successors and assigns.

      19. No Waiver. No failure on the part of the Holder to exercise, and no delay in exercising, any right, remedy or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise by the Holder of any right, remedy or power hereunder preclude any other or future exercise of any other right, remedy or power. Each and every right, remedy or power hereby granted to the Holder or allowed it by law or other agreement shall be cumulative and not exclusive of any other, and may be exercised by the Holder from time to time.

      20. Miscellaneous. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be deemed to have been duly given if personally delivered or sent by registered or certified mail, return receipt requested, postage prepaid with a copy in each case sent on the same day to the party by facsimile, Federal Express or other overnight delivery service to said party at its address set forth herein or such other address as either may designate for itself in such notice to the other and communications shall be deemed to have been received when delivered personally or, if sent by mail, when actually received by the party to whom it is addressed. Copies of all notices to the Company shall be sent to TrackPower, Inc., 67 Wall Street, Suite 2411, New York, NY 10005, and to the Holder at the address last appearing on the Debenture Register of the Company as designated in writing by the Holder hereof from time to time. Whenever the sense of this Debenture requires, words in the singular shall be deemed to include the plural and words in the plural shall be deemed to include the singular. Paragraph headings are for convenience only and shall not affect the meaning of this document.

      21. Choice of Law and Venue: Waiver of Jury Trial. THIS DEBENTURE SHALL BE CONSTRUED UNDER THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW OR CHOICE OF LAW THEREOF. The Company hereby (i) irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York for the purposes of any suit, action or proceeding arising out of or relating to this Debenture and (ii) waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. The Company consents to process being served in any such suit, action or proceeding by mailing a copy thereof to the Company at the address in effect for notices to it under this Debenture and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other manner permitted by law.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by an officer thereunto duly authorized.

                                          Dated as of [DATE]



                                          TRACKPOWER, INC.

                                          By: ________________________________
                                          Name: ______________________________
                                          Title: _____________________________


ATTEST:


-------------------------------

                                    EXHIBIT A

                      (To Be Executed by Registered Holder
                         in order to Convert Debenture)

                                CONVERSION NOTICE
                                       FOR
                 8% CONVERTIBLE DEBENTURES DUE OCTOBER 31, 2004

The undersigned, as Holder of the 8% Convertible Debenture Due October 31, 2004 of Trackpower (the "Company"), No. [NUMBER], in the outstanding principal amount of U.S.$[000000000] (the "Debenture"), hereby irrevocably elects to convert U.S.$___________ of the outstanding principal amount of the Debenture and U.S.$___________ of interest accrued but unpaid under the Debenture into shares of the common stock, par value $.0001 (the "Common Stock"), of the Company, and an equal number of Warrants to purchase Common Stock of the Company, according to the conditions of the Debenture, as of the date written below. The undersigned hereby requests that share certificates for the Common Stock and Warrants to purchase Common Stock to be issued to the undersigned pursuant to this Conversion Notice, be issued in the name of, and delivered to, the undersigned or its designee as indicated below. If shares or Warrants are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. No fee will be charged to the Holder for any conversion, except for transfer taxes, if any.

      The undersigned (as to itself only) represents and warrants to the Company that:

            (i) the shares of Common Stock and Warrants received upon Conversion hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

            (ii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

      The undersigned further represents that the execution, delivery, and performance of this Conversion Notice is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Conversion Notice constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

      If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

      The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock and Warrants requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock and Warrants.

      Accompanying this Conversion Notice is a Conversion Rate Computation Schedule setting forth the determination by the undersigned of the number of shares of Common Stock issuable pursuant to this Conversion Notice.

Conversion Information:       ________________________________
Print Name of Holder

                              Print Title:

                            Print Address of Holder:

                              -----------------------------------

                              -----------------------------------

                              Issue Common Stock and Warrants to:

                              -----------------------------------

                              at:________________________________

                              --------------------------------
                               Date of Conversion

                      CONVERSION RATE COMPUTATION SCHEDULE


Outstanding Amount To Be Converted:                   $_________

Divided by $0.50, adjusted pursuant to
Section 6 of the Debenture per above:                 $_________

Shares of Common Stock to be
  issued on conversion                           _________

Warrants to be issued on Conversion              _________

                                    EXHIBIT B


                            FORCED CONVERSION NOTICE
                                       FOR
                 8% CONVERTIBLE DEBENTURES DUE OCTOBER _31, 2004


The undersigned, an authorized officer of TrackPower, Inc. (the "Company"), issuer of the 8% Convertible Debenture Due October 31, 2004 of the Company, No. [NUMBER], held by [NAME] (the "Holder") in the outstanding principal amount of U.S.$______________ and accrued but unpaid interest thereon in the amount of U.S.$_____________ (the "Debenture"), hereby irrevocably elects to require conversion of U.S. $____________ of the outstanding principal amount of the Debenture and U.S. $____________ of interest, fees and other amounts accrued but unpaid under the Debenture into shares of the common stock, par value $.0001 (the "Common Stock"), of the Company, and an equal number of Warrants to purchase Common Stock of the Company, according to the terms and conditions of the Debenture, on the Forced Conversion Date written below.1 Capitalized terms used in this Forced Conversion Notice and not otherwise defined shall have the meanings ascribed thereto in or by reference in the Debenture.

The undersigned (as to itself only) represents and warrants to the Company that:

      (i) the shares of Common Stock and Warrants received upon Conversion hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

      (ii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock and Warrants, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock and Warrants.

The undersigned further represents that the execution, delivery, and performance of this Conversion Notice is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Conversion Notice constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

------------------

(1) The Forced Conversion Date shall be at least 10 trading days from the date of delivery of this Forced Conversion Notice.

If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock and Warrants requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock and Warrants.

The undersigned hereby certifies on behalf and in the name of and the Company that all of the relevant conditions set forth in Paragraph 4(a)(ii) of the Debenture have been satisfied.

Accompanying this Forced Conversion Notice is a Computation Schedule completed by the Company setting forth the determination by the Company of the Outstanding Amount of such Debenture, plus fees and other charges and amounts, to be converted. The calculation of the number of shares of Common Stock and Warrants issuable pursuant to this Forced Conversion Notice shall be made in accordance with the terms of the Debenture.

The Company shall issue and deliver to the Holder share certificates and Warrants for the Common Stock issuable pursuant to this Forced Conversion Notice. If the Holder desires the shares certificates or Warrants to be issued in the name of, and delivered to a person other than the Holder, the Holder should so indicate below and deliver a copy of this Forced Conversion Notice to the Company, 580 Granite Court, Pickering Ontario L1W 3Z4, Attention: Gary Hokkanen, at least two business days prior to the Forced Conversion Date. No fee will be charged to the Holder for this conversion, except for transfer taxes, if any.

                             -----------------------------------
                             Forced Conversion Date

                             TRACKPOWER, INC.


                             By:________________________________
                                Name:
                                Title:


                             Issue Common Stock and Warrants to:

                             -----------------------------------

                             -----------------------------------

                             At:________________________________

                             -----------------------------------

                      CONVERSION RATE COMPUTATION SCHEDULE


Outstanding Amount To Be Converted:                  $_________

Divided by $0.50, as adjusted pursuant
  to Section 6 of the Debenture:                     $_________

Shares of Common Stock to be
  issued on conversion                          _________

Warrants to be issued on Conversion             _________

                                    Exhibit C

                                TRACKPOWER, INC.
                             (a Wyoming corporation)

                  THE WARRANT REPRESENTED BY THIS CERTIFICATE AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE THEREOF HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY STATE SECURITIES LAW, AND NEITHER THEY NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (i) AN EFFECTIVE REGISTRATION STATEMENT, OR (ii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THIS CORPORATION, THAT AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, IS AVAILABLE IN CONNECTION WITH SUCH OFFER, SALE OR OTHER TRANSFER.




                          COMMON STOCK PURCHASE WARRANT


                  THIS COMMON STOCK PURCHASE WARRANT (this "Warrant") certifies that, for value received [NAME] (the "Holder") is entitled, on the terms and subject to the conditions set forth herein, to purchase up to [NUMBER] Thousand (000,000) shares of the Common Stock, $.0001 par value ("Common Stock"), of TrackPower, Inc., a Wyoming corporation (the "Company"), at an exercise price per share equal to $0.75 (the "Purchase Price"), in lawful funds of the United States of America payable in cash or by certified or official bank check, such Purchase Price and the number of shares purchasable hereunder (the "Subject Stock") being subject to adjustment as set forth in this Common Stock Purchase Warrant (the "Warrant").

                  This Warrant is subject to the following further terms and conditions:

                  Section 1. EXERCISE. The purchase rights represented by this Warrant shall be exercisable, at the option of the Holder (as herein defined), for all or part of the Subject Stock, subject to adjustment as hereinafter set forth, commencing on the date hereof and (as hereinafter defined) and terminating on the second anniversary of the Event Date. As used herein, the term "Event Date" means the earlier of (a) the date upon which the Common Stock has been accepted for listing on the Nasdaq Stock Market, Inc., or (b) the date upon which the Company has entered into a firm-commitment underwriting agreement with one or more underwriters pursuant to which Common Stock will be offered to the public in an offering registered under the Securities Act. Upon presentation and surrender of this Warrant, with written notice in the form of Exhibit A from the Holder of its exercise, together with payment of the Purchase Price then in effect for the shares of Common Stock thereby purchased, at the principal office of the Company, the Holder shall be entitled to receive a certificate or certificates representing the shares of Common Stock so purchased. The term "Holder" shall include any person to whom this Warrant has been transferred as permitted by the terms of this Warrant. All shares which may be issued upon the exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from all taxes, liens and charges with respect thereto.

                  Section 2. CONSIDERATION. This Warrant has been issued to the Holder for good and valuable consideration, receipt of which is hereby acknowledged.

                  Section 3. ADJUSTMENTS.

                  (a) Stock Splits. After the date hereof, in case the Company shall at any time subdivide its outstanding shares of Common Stock into a greater number of shares, whether by stock dividend, stock split or otherwise, the Purchase Price in effect immediately prior to such subdivision shall be proportionately reduced and the number of shares of Common Stock purchasable shall be proportionately increased. In case the outstanding shares of Common Stock of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased and the number of shares of Common Stock purchasable hereunder shall be proportionately reduced.

                  (b) Reclassifications. After the date hereof, in case of any reclassification or change in the outstanding shares of Common Stock (except under the circumstances contemplated in Section 3(a), or in case of any consolidation or merger to which the Company is a party (except a merger in which the Company is the surviving corporation and which does not result in any reclassification or change in the outstanding shares of Common Stock), or in case of any sale or conveyance to another person or entity of all or substantially all of the property of the Company, effective provision shall be made by the Company or by the successor or purchasing person or entity that the Holder shall have the right, upon presentation and surrender of this Warrant, with written notice from the Holder of its exercise, together with payment of the Purchase Price in effect immediately prior to such reclassification, change, consolidation, merger, sale or conveyances for the number of shares that but for such transaction would have been purchased hereunder, to receive the kind and amount of stock and other securities and property receivable in such transaction by a holder of such number of shares.

                  (c) No Other Antidilution Rights. Except as expressly set forth herein, the Holder shall not be entitled to any anti-dilution rights with respect to either (i) the number and kind of shares subject to this Warrant or
(ii) the Purchase Price.

                  Section 4. REPLACEMENT. Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of this Warrant, if mutilated, the Company will make and deliver a replacement warrant of like tenor, in lieu of this Warrant. Further, if the Holder of this Warrant exercises the purchase rights granted hereunder in part but not in whole, the Company agrees that it will deliver to the Holder a replacement warrant which will entitle the Holder thereof to purchase the number of shares of Common Stock that remain as yet unpurchased under this Warrant on the terms and conditions set forth herein.

                  Section 5. NO FRACTIONAL SHARES. The Company shall not be required to issue stock certificates representing fractions of shares of Common Stock, but may, at its option, in respect of any fraction of a share make a payment in cash based on the Purchase Price.

                  Section 6. RESERVATION OF SHARES. The Company shall reserve and keep available a sufficient number of shares of Common Stock to satisfy the requirements of this Warrant.

                  Section 7. NOTICES. All notices, requests, consents or other communications hereunder shall be in writing and shall be deemed to have been made when delivered or mailed first-class postage prepaid as follows:

                  (a) If to the Holder, to

                      [NAME]
                      [ADDRESS]
                      [ADDRESS]
or at such other address as may have been furnished to the Company in writing by the Holder; and


                  (b) If to the Company, to

                      TrackPower, Inc.
                      67 Wall Street, Suite 2411
                      New York, NY 10005

                  or at such other address as may have been furnished to the Holder in writing by the Company.

                  Section 8. TAX CONSEQUENCES. Holder acknowledges that the issuance of this Warrant and its exercise may have tax consequences to Holder, and agrees that the Company has no responsibility for advising Holder with respect to such taxes or for payment of any such taxes. Holders shall rely solely on its own tax advisor and shall be solely responsible for payment of any resulting taxes.

                  Section 9. HOLDER'S ACKNOWLEDGEMENTS. Holder acknowledges and agrees to the following:

                  (a) This Warrant and such Common Stock will not be registered under the Securities Act, or any state securities laws, and will be issued in reliance upon available exemptions from registration. This Warrant may not be sold, transferred or assigned by the Holder, in whole or in part, without the consent of the Company. The Common Stock may not be sold, transferred, assigned or otherwise disposed of without an effective registration statement covering the Common Stock under the Securities Act and any applicable state securities laws, or an opinion of counsel satisfactory to the Company that registration is not required under the Securities Act and applicable state securities laws.

                  (b) There are restrictions imposed by law upon the transfer of and resale of such Common Stock and the Holder may be required to hold such shares of Common Stock for a long period of time unless such shares are subsequently registered under the Securities Act and applicable state securities laws, or an exemption from such registration is available.

                  (c) The following legend shall be placed on the certificates for shares of Common Stock purchased upon exercise of this Warrant:

            The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and neither such securities nor any interest therein may be offered, sold, pledged, assigned or otherwise transferred unless (1) a registration statement with respect thereto is effective under the Act and any applicable state securities laws or (2) the Company receives an opinion of counsel to the holder of such securities, which counsel and opinion are reasonably satisfactory to the Company, that such securities may be offered, sold, pledged, assigned or otherwise transferred in the manner contemplated without an effective registration statement under the Act or applicable state securities laws.

                  (d) The Holder shall have no rights as a stockholder with respect to any shares of Common Stock purchasable under this Warrant until the date of issuance of a certificate for the Common Stock so purchased in accordance with the terms hereof. Except as expressly set forth herein, no adjustment shall be made for dividends or other rights for which the record date occurs prior to the date of such issuance.

                  Section 10. REPRESENTATIONS OF THE HOLDER. (a) Each Holder (as to itself only) represents and warrants to the Company that:

                  (i) this Warrant and the shares of Common Stock purchasable hereunder are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

                  (ii) such Holder is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Warrants and the Common Stock.

                  (b) Each Holder further represents that the execution, delivery, and performance of this Agreement is within such Holder's powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Agreement constitutes the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                  (c) If such Holder is an individual, such Holder's principal place of residence is in the state or other jurisdiction so designated in
Section 7 herein, and if such Holder is not an individual, such Holder's principal place of business is in the state or other jurisdiction so designated in Section 7 herein.

                  (d) Each Holder acknowledges that he has received all documents and information relating to an investment in the Warrants and the Common Stock requested by or on behalf of such Holder, including such information relating to the Company as such Holder has deemed appropriate in making a decision to invest in the Warrants and the Common Stock.

                  Section 11. REPRESENTATION OF THE COMPANY. The Company represents and warrants that this Warrant has been duly authorized, executed and delivered and constitutes the binding and enforceable obligation of the Company.

                  Section 12. GOVERNING LAW. This Warrant shall be construed and enforced in accordance with and governed by the laws of the State of New York without regard to the choice of law principles thereof. In the event of any controversy or claim arising out of or relating to this Warrant or the breach or alleged breach hereof, each of the parties hereto irrevocably (i) submits to the non-exclusive jurisdiction of the courts of the State of New York, located in New York City or the United States District Court for the Southern District of New York, (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum, and (iv) agrees that service of process or of any other papers upon such party by registered mail at the address to which notices are required to be sent to such party under Section 7 shall be deemed good, proper and effective service upon such party.

                  IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer and attested to by its Secretary as of the date set forth below.

DATED:  As of December 31, 1999


                                    TRACKPOWER, INC.


                                    By:  ________________________________
                                         Name:
                                         Title:


      Attest:


      -------------------------------
      Name:  Carrie J. Weiler
      Title: Secretary

                                    Exhibit A

                           FORM OF NOTICE OF EXERCISE

TO: TrackPower, Inc.

                  The undersigned, the holder of warrants to purchase shares of common stock of TrackPower, Inc. (the "Company") pursuant to a warrant dated as of December 31, 1999, hereby irrevocably elects to exercise the purchase right represented by such warrants for, and to purchase thereunder, [NUMBER] shares of common stock of the Company and herewith tenders payment of $_________ in full payment of the purchase price for such shares, and requests that the certificates for such shares be issued in the name of, and be delivered to, the undersigned at the address indicated.

                  The undersigned (as to itself only) represents and warrants to the Company that:

            (i) the shares of Common Stock being purchased hereby are being acquired for its own account, not as a nominee or agent for any other Person, and without a view to the distribution or resale of such shares or any interest therein in violation of the Securities Act; and

            (ii) the undersigned is an "accredited investor" within the meaning of Rule 501(a) under Regulation D, as presently in effect, and has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Common Stock, and such Holder is capable of bearing the economic risks of such investment and is able to bear the complete loss of an investment in the Common Stock.

                  The undersigned further represents that the execution, delivery, and performance of this Notice of Exercise is within its powers (corporate or otherwise) and has been duly authorized by all requisite action (corporate or otherwise) and that this Notice of Exercise constitutes the legal, valid and binding obligation of the undersigned, enforceable against it in accordance with its terms subject, as to enforceability, to bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other laws of general applicability affecting the rights of creditors and to general principles of equity.

                  If the undersigned is an individual, the undersigned's principal place of residence is in the state or other jurisdiction so designated below his name, and if the undersigned is not an individual, the undersigned's principal place of business is in the state or other jurisdiction so designated below its name.

                  The undersigned acknowledges that it has received all documents and information relating to an investment in the Common Stock requested by or on behalf of the undersigned, including such information relating to the Company as the undersigned has deemed appropriate in making a decision to invest in the Common Stock.


Dated:  _____________________


                                    By:      __________________________________

                                    Name:    __________________________________

                                    Address: __________________________________

      Item 13.  Exhibits and Reports on Form 8-K

      (a)   Exhibits.

Exhibit    Document
-------    --------
*27        Financial Data Schedule.
           -----------------------



*     Filed herewith.

     (b) Reports on Form 8-K

            None

                                   SIGNATURES

      In accordance with sections 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant caused this Report to be signed on its behalf by the undersigned, thereto duly authorized individual.

   Date:  June 27, 2000
                                TRACKPOWER, INC.

                                 By:

                                     /s/ John G. Simmonds
                                     -----------------------------
                                     Name: John G. Simmonds
                                     Title: Chief Executive
                                     Officer

      In accordance with the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

           Name                        Title                  Date
           ----                        -----                  ----

/s/ John G. Simmonds
---------------------------
     John G. Simmonds           Chairman/President/CEO/Director    June 27, 2000
                                 (principal executive officer)


/s/ Gary N. Hokkanen
---------------------------
     Gary N. Hokkanen            Chief Financial Officer           June 27, 2000
                              (principal financial officer)


/s/ Charles Cernansky
--------------------------
     Charles J. Cernansky             Director                     June 27, 2000


/s/ Ken Adelberg
---------------------------
     Ken Adelberg                     Director                     June 27, 2000

/s/ Arnold Smolen
---------------------------
     Arnold Smolen                    Director                     June 27, 2000


/s/ Lawrence Aziz
---------------------------
     Lawrence Aziz                    Director                     June 27, 2000